Exhibit 10.17.2

CUSTODIAL AGREEMENT

By and Among:

AMERICAN HOME MORTGAGE CORP.,

As a Seller,

and

AMERICAN HOME MORTGAGE SERVICING, INC.,

As a Seller and as the Servicer

and

AMERICAN HOME MORTGAGE ACCEPTANCE, INC.,

As a Seller

and

AMERICAN HOME MORTGAGE INVESTMENT CORP.,

As a Seller

and

CALYON NEW YORK BRANCH,

As Administrative Agent,

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,

As Custodian

Dated as of November 21, 2006

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6.6.	Construction; Governing Law	19
6.7.	Successors and Assigns	19
6.8.	The Custodian Representations and Warranties	19
6.9.	[Reserved]	20
6.10.	Counterparts	20
6.11.	No Proceedings	20
6.12.	Electronic Counterparts	20
6.13.	Waiver of Jury Trial	20
6.14.	Consent to Jurisdiction; Waiver of Immunities	20
6.15.	References to Repurchase Agreement	21
6.16.	Prior Collateral Agency Agreements	21

SCHEDULES AND EXHIBITS

Schedule I	Mortgage Asset Review Functions - §3.2(e)
Schedule II	Addresses and Notices - §6.1
Schedule III	Approved Take-Out Investors

Exhibit D-1	Definitions - §1
Exhibit D-2	[reserved]
Exhibit D-3	Form of Collection Account Control Agreement - §3.1(b)
Exhibit D-4	Form of Assignment - §3.1(c) and §3.2(a)
Exhibit D-5	Form of Transfer Request
Exhibit D-5A	Form of Shipping Request
Exhibit D-6(a)	Form of Bailee and Security Agreement Letter for Approved Take-Out Investors- §3.4(b)(i)
Exhibit D-6(b)	Form of Bailee and Security Agreement Letter for Pool Custodian §3.4(b)(i)
Exhibit D-7	Form of Trustee Receipt and Security Agreement - §3.5
Exhibit D-8	Form of Custodian Daily Report - §3.8(a)
Exhibit D-9	Purchase Report
Exhibit D-10	UCC Financing Statements - §3.1(d)
Exhibit D-11	Collection Account Release Notice - § 3.4(a)
Exhibit D-12	Assignment of Trade
Exhibit D-13	Disbursement Account Control Agreement

ii

CUSTODIAL AGREEMENT

Dated as of November 21, 2006

CUSTODIAL AGREEMENT (the “Agreement”), among AMERICAN HOME MORTGAGE CORP., a New York corporation, as a Seller (hereinafter, together with its successors and assigns, “AHMC”), AMERICAN HOME MORTGAGE SERVICING, INC., a Maryland corporation, as a Seller and as the Servicer (hereinafter, together with its successors and assigns, “AHMS”), AMERICAN HOME MORTGAGE ACCEPTANCE, INC., a Maryland corporation, as a Seller (hereinafter, together with its successors and assigns, “AHMA”), AMERICAN HOME MORTGAGE INVESTMENT CORP., a Maryland corporation, as a Seller (hereinafter, together with its successors and assigns, “AHMIC” and together with AHMC, AHMS and AHMA, collectively, the “Sellers”), CALYON NEW YORK BRANCH (“Calyon”), in its capacity as the administrative agent for the “Purchasers” under and as defined in the Repurchase Agreement referred to below (the “Administrative Agent”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, in its capacity as custodian hereunder (the “Custodian”).

WHEREAS, the Sellers have entered into a Repurchase Agreement dated as of November 21, 2006 (as the same may be amended, restated, supplemented or modified from time to time, the “Repurchase Agreement”), among the Sellers, the Issuers, Calyon, as the Administrative Agent, the Banks, and American Home Mortgage Servicing, Inc. (the “Servicer”), in its capacity as servicer thereunder, pursuant to which the Purchasers may make Purchases on a revolving basis;

WHEREAS, the parties now desire to enter into this Custodial Agreement (the “Agreement”) to provide for the holding and monitoring of Mortgage Assets to be sold, subject to repurchase, pursuant to the Repurchase Agreement;

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

GENERAL TERMS

1.1. Certain Definitions.

Unless otherwise defined herein or in the Repurchase Agreement, terms are used herein as defined in Exhibit D-1 hereto.

ARTICLE II

APPOINTMENT OF CUSTODIAN

2.1. Appointment.

(a) The Administrative Agent, on behalf of the Purchasers, hereby appoints Deutsche Bank National Trust Company, as “Custodian” under this Agreement and authorizes the Custodian to take such action on the Administrative Agent’s behalf and to exercise such powers and perform such duties as are hereby expressly delegated to the Custodian by the terms of this Agreement, together with such powers as are reasonably incidental thereto.

(b) The Custodian hereby accepts such appointment and agrees to hold, maintain, and administer for the exclusive benefit of the Purchasers all Mortgage Assets at any time delivered to it by or on behalf of the Sellers as herein provided. The Custodian acknowledges and agrees that it is acting and will act with respect to the Mortgage Assets for the exclusive benefit of the Purchasers and shall not be subject with respect to the Mortgage Assets in any manner or to any extent to the direction or control of the Sellers except as expressly permitted hereunder. The Custodian (or its designee) for the benefit of the Administrative Agent and the Purchasers, agrees to act in accordance with this Agreement and in accordance with any written instructions of the Administrative Agent as provided in this Agreement. Under no circumstances shall the Custodian deliver possession of the Mortgage Assets to the Sellers except in accordance with the express terms of this Agreement or otherwise upon the written instruction of the Administrative Agent as provided in this Agreement. Upon a written request by the Servicer (who shall not request substitution of Eligible Mortgage Loans if, as reflected in the most recent Purchase Report, the Recognized Value of Purchased Mortgage Assets which are Eligible Mortgage Assets, immediately after giving effect to a requested transfer and any accompanying substitution of Mortgage Loan Collateral, is less than the total Invested Amount) and approval by the Sellers, Custodian is authorized to permit substitution of Eligible Mortgage Loans (as certified by the Servicer to be Eligible Mortgage Loans) unless the Custodian shall have received written notice from the Administrative Agent that a Default or Event of Default has occurred.

2.2. Custodial Fees.

The Servicer agrees to pay such fees and expenses of the Custodian as shall be agreed to in writing between the Custodian and Servicer. The obligation of the Servicer to pay the Custodian’s fees and expenses for its services under this Agreement shall survive the termination of this Agreement and the earlier resignation or removal of the Custodian.

ARTICLE III

COLLATERAL PROCEDURES

3.1. Mortgage Assets.

The Sellers have executed and delivered to the Administrative Agent:

(a) a Collection Account Control Agreement in favor of the Administrative Agent for the benefit of the Purchasers substantially in the form of Exhibit D-3 hereto;

(b) a Reserve Account Control Agreement in favor of the Administrative Agent for the benefit of the Purchasers substantially in the form of Exhibit K to the Repurchase Agreement;

(c) a Disbursement Account Control Agreement in favor of the Administrative Agent for the benefit of the Purchasers substantially in the form of Exhibit D-13 hereto; and

(d) the Assignments provided for in Section 3.2 hereof in the form of Exhibit D-4 hereto.

3.2. Delivery of Mortgage Assets to the Custodian.

(a) Periodically, the Sellers may deliver Mortgage Loan Collateral to the Custodian to hold as bailee for the Purchasers. The Sellers may deliver from time to time such other documents as shall be specified in a notice by the Administrative Agent to the Custodian as documents that are required to be delivered to the Custodian pursuant to this Agreement in order to meet requirements of the Repurchase Agreement or agreements required by the Repurchase Agreement. Each delivery shall be made in association with an assignment (the “Assignment”) to the Purchasers in all Mortgage Loans, Take-Out Commitments, Hedges and related Mortgage Assets delivered with or described in such Assignment or any schedules thereto. The Sellers shall use substantially the form illustrated in Exhibit D-4 hereto for each Assignment, or such other form as may be acceptable to, or required by, the Administrative Agent, from time to time.

(b) Each Assignment delivered to the Custodian shall be accompanied by a completed Schedule II and Schedule III, using the forms of such schedules as prescribed in Exhibit D-4 hereto, together with a current Purchase Report, and with respect to each Mortgage Loan described in Schedule II to each Assignment the following items (collectively, the “Principal Mortgage Documents”):

(i) the original of each Mortgage Note, endorsed by the Servicer in blank (without recourse) and all intervening endorsements thereto;

(ii) an original executed assignment in blank for each Mortgage securing such Mortgage Loan, in recordable form, executed by the Seller, in the case of each Mortgage Loan that is not a MERS Designated Mortgage Loan; and

(iii) a certified copy of the executed Mortgage related to such Mortgage Note, certified by the Servicer, escrow agent, title company, closing attorney or an Affiliate of the Servicer as a true and correct copy.

(c) The Servicer shall hold in trust for the Administrative Agent for the benefit of the Purchasers, with respect to each Mortgage Loan included in the Mortgage Assets (the following being referred to, collectively, as the “Other Mortgage Documents”):

(i) the original filed Mortgage relating to such Mortgage Loan; provided, however, that until an original Mortgage is received from the public official charged with its filing and recordation, a copy, certified by the closing agent to be a true and correct copy of the filed and recorded original, may be used by the Sellers to satisfy this requirement;

(ii) other than with respect to a HUD Repossessed Property that is sold to a consumer, a mortgagee’s policy of title insurance (or binding unexpired commitment to issue such insurance if the policy has not yet been delivered to the Servicer) insuring that the original mortgagee and its successors and assigns have a perfected, first-priority Lien created by the Mortgage securing such Mortgage Loan (subject to title exceptions that conform to the related Take-Out Commitment) in a policy amount not less than the principal amount of such Mortgage Loan;

(iii) the original hazard insurance policy, appropriately indicating that all insurance proceeds will be paid to the original mortgagee and its successors and assigns, referred to in Section 6.6(b) of the Repurchase Agreement which relate to such Mortgage Loan, or other evidence of insurance acceptable to the Administrative Agent;

(iv) the form of current appraisal of the Property described in the Mortgage, prepared by a state licensed appraiser, that complies with all applicable Governmental Requirements, provided, however, that no appraisal shall be required for Mortgage Loans (x) financing HUD repossessed Property that is sold to a consumer, financed with an FHA loan, fully insurable and in accordance with FHA guidelines, but for which an appraisal is not required, or (y) representing so called VA Rate Reduction or FHA streamline refinances, insurable in accordance with VA and FHA guidelines, but for which an appraisal is not required; and

(v) all other original documents.

Upon three Business Days’ prior written notice by the Administrative Agent to the Custodian, the Custodian will receive from the Servicer all such items, held in trust. The Custodian shall hold such items as bailee for the Administrative Agent or such other party as may be designated in such notice.

(d) The Servicer shall provide the Custodian and the Administrative Agent with full access to all Other Mortgage Documents held in trust for the Administrative Agent at all times.

(e) With respect to each Assignment, together with the related electronic transmission, that is received by the Custodian by 11:30 a.m. (eastern time) on a Business Day, the Custodian shall include the Mortgage Loans identified thereon on the Custodian Daily Report to be delivered electronically on the following Business Day, even if the Custodian has not completed its review of the related Principal Mortgage Documents. The Custodian shall prepare by 10:30 a.m. (eastern time) on such following Business Day, the Custodian Daily Report provided for in Section 3.8 hereof, and furnish it electronically to the Administrative Agent, the Managing Agents and the Sellers. The Custodian shall review the Principal Mortgage Documents for up to 500 Mortgage Loans delivered with any such Assignment no later than the opening of business of the Custodian on the Business Day following delivery of such Custodian Daily Report. The Custodian shall have one (1) additional Business Day to review each additional set of 500 Mortgage Loans in excess of the initial set of 500 Mortgage Loans; provided, that, if the Custodian does not complete its review of any such

Principal Mortgage Documents within one (1) Business Day after receiving such Principal Mortgage Documents and including the related Mortgage Loan on a Custodian Daily Report, the Custodian shall report the Recognized Value for any and all such Mortgage Loans as zero on the Custodian Daily Report for the next Business Day. The Custodian’s responsibility to review such Mortgage Assets is limited to the review steps described on Schedule I hereto.

(f) The Custodian shall, acting on behalf of the Purchasers, and as agent and bailee of, and as custodian for, the Purchasers, retain possession and custody of the documents delivered to the Custodian pursuant hereto, which documents shall, subject to Sections 4.2(k) and 4.4, remain in the state of California for all purposes until the Mortgage Assets are to be released pursuant to Section 3.4 hereof.

(g) Notwithstanding the foregoing provisions of Section 3.2, the Servicer on behalf of Sellers may ship Other Mortgage Documents to Approved Take-Out Investors under bailment for review by the Approved Take-Out Investor prior to purchase of a Mortgage Note under a Take-Out Commitment.

(h) The Servicer shall deliver to the Custodian within the first five (5) Business Day of each calendar month a report (the “Monthly Payment Status Report”), on a form mutually acceptable to the Servicer and the Custodian, describing the delinquency status of each Mortgage Loan as of the last day of the preceding calendar month.

3.3. Power of Attorney.

(a) Subject to subsection (b) below, the Sellers hereby irrevocably appoint the Administrative Agent, for the benefit of the Purchasers, its attorney in fact, with full power of substitution, for and on behalf and in the name of the Sellers, to: (i) endorse and deliver to any Person any check, instrument or other paper coming into the Custodian’s, the Administrative Agent’s or any Purchaser’s possession and representing payment made in respect of any Mortgage Note or Take-Out Commitment Document delivered hereunder or in respect of any other Mortgage Assets; (ii) prepare, complete, execute, deliver and record any Assignment to be delivered to the Custodian, the Administrative Agent or to any other Person of any Mortgage relating to any Mortgage Note delivered hereunder as Mortgage Loan Collateral; (iii) endorse and deliver any Mortgage Note as Mortgage Loan Collateral arising as proceeds thereof, and do every other thing necessary or desirable to effect transfer of all or any part of the Mortgage Loan Collateral to the Administrative Agent, for the benefit of the Purchasers, or to any other Person; (iv) take all necessary and appropriate action with respect to all Repurchase Obligations and the Mortgage Loan Collateral to be delivered to the Custodian or the Administrative Agent or held by the Sellers in trust for the Administrative Agent for the benefit of the Purchasers; (v) commence, prosecute, settle, discontinue, defend, or otherwise dispose of any claim relating to any Take-Out Commitment or any other part of the Mortgage Loan Collateral; and (vi) sign the related Seller’s name wherever appropriate to effect the performance of this Agreement.

(b) This Section 3.3 shall be liberally, not restrictively, construed so as to give the greatest latitude to the Administrative Agent’s powers, as the Sellers’ attorney-in-fact, to collect, sell, and deliver any of the Mortgage Loan Collateral and all other documents relating thereto. The powers and authorities herein conferred on the Administrative Agent may be exercised by the

Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an authorized officer or agent of the Administrative Agent. The power of attorney conferred by this Section 3.3 shall become effective upon the occurrence, and remain effective during the continuance, of a Default or an Event of Default and is granted for a valuable consideration and is coupled with an interest and irrevocable so long as the Repurchase Obligations, or any part thereof, shall remain unpaid or any Bank Commitment is outstanding. All Persons dealing with the Administrative Agent, any officer thereof, or any substitute attorney, acting pursuant hereto shall be fully protected in treating the powers and authorities conferred by this Section 3.3 as existing and continuing in full force and effect until advised by the Administrative Agent that the Repurchase Obligations have been fully and finally paid and satisfied and all Bank Commitments have been terminated.

3.4. Transfer and Shipping of Mortgage Assets.

(a) Generally. Subject to the limitations contained in this Section 3.4, in connection with a sale or other transfer contemplated by clause (a) or (b), and so long as no Default or Event of Default is continuing, the Sellers or the Servicer (on behalf of the Sellers) may request transfers of the Administrative Agent’s interest in all or any part of the Mortgage Assets (including transfers from the Collection Account and release of funds owned by the Sellers and held in the Collection Account) at any time, and from time to time; provided that no such request shall be granted unless, in addition to the satisfaction of the other conditions contained in this Section 3.4,

(i)(immediately after giving effect to any requested transfer) the total Recognized Value of all Purchased Mortgage Assets that are Eligible Mortgage Assets shall equal or exceed the Invested Amount, or

(ii)(A) the Sellers pay a Repurchase Price in an amount, or (B) the Sellers deliver to the Custodian as bailee for the Administrative Agent substitute Eligible Mortgage Assets with a Recognized Value, such that after giving effect to such payment or delivery, the total Recognized Value of all Purchased Mortgage Assets that are Eligible Mortgage Assets will equal or exceed the Invested Amount (the satisfaction of such conditions, a “Margin Sufficiency”). Each request for a partial transfer of Mortgage Assets from the Collection Account shall be addressed to the Custodian and the Administrative Agent and shall be substantially in the form of Exhibit D-11 attached hereto (a “Collection Account Release Notice”).

So long as no Default or Event of Default is continuing, and there is a Margin Sufficiency, the Purchasers will be deemed to consent if the Servicer (on behalf of the Sellers) transfers funds from the Collection Account to the Disbursement Account; provided, that the Servicer shall not request and the Custodian shall not permit funds to be released from the Disbursement Account unless the total Recognized Value of all Purchased Mortgage Assets which are Eligible Mortgage Assets (immediately after giving effect to the requested release) equals or exceeds the Invested Amount, as shown on the most recent Purchase Report. Each request for a partial release of Mortgage Assets (a “Transfer Request”) shall be addressed to the Custodian and shall be substantially in the form provided as Exhibit D-5 attached hereto (or such other form as may be reasonably acceptable to or required by the Administrative Agent, from time to time).

(b) Shipping Pursuant to Sale. So long as no Default or Event of Default is continuing and there is a Margin Sufficiency, the Sellers or the Servicer (on behalf of the Sellers) may (and, while a Default or Event of Default is continuing, upon direction of the Administrative Agent, the Sellers shall) from time to time submit a Shipping Request that would permit the repurchase by the Sellers of Purchased Mortgage Loans from the respective Purchasers and a simultaneous sale of such Mortgage Loans to, or the pooling of Mortgage Loans for, an Approved Take-Out Investor, pursuant to a Take-Out Commitment. Upon the receipt by the Custodian of a Shipping Request from the Sellers identifying Mortgage Assets to be delivered to an Approved Take-Out Investor, and so long as (x) (i) there is a Margin Sufficiency, and (ii) no Default or Event of Default shall be in existence or would be caused thereby or, (y) if a Default or Event of Default is in existence or would be caused thereby, or there is not a Margin Sufficiency, the Administrative Agent has approved the Shipping Request:

(i) The Custodian shall deliver to the Approved Take-Out Investors, or its loan servicing provider or custodian, under the Custodian’s “Bailee and Security Agreement Letter,” substantially in the form of Exhibit D-6(a), or D-6(b) hereto or such other form as may be approved by the Administrative Agent as appropriate, the items of Mortgage Loan Collateral being sold which are held by the Custodian as bailee for the Administrative Agent pursuant to Section 3.2 hereof, with the transfer of the interest of the Administrative Agent on behalf of the Purchasers in such items being conditioned upon timely payment to the Collection Account of the amount described in Section 3.4(b)(iii);

(ii) The Servicer shall, as agent for the Administrative Agent, deliver to such Approved Take-Out Investor, or such Approved Take-Out Investor’s loan servicing provider or custodian, under a letter agreement or other arrangement approved by the Administrative Agent the items held by the Servicer pursuant to Section 3.2(c) that are related to the Mortgage Loan Collateral to be transferred on the condition that such Approved Take-Out Investor or its loan servicing provider or custodian shall hold or control such Other Mortgage Documents as bailee for the Administrative Agent for the benefit of the Purchasers until the Approved Take-Out Investor has paid the full purchase price for such Mortgage Loan Collateral to the Collection Account pursuant to the terms of the related Take-Out Commitment or Hedge;

(iii) Within forty-five (45) days after the delivery by the Custodian to such Approved Take-Out Investor or its loan servicing provider or custodian of the items of Mortgage Loan Collateral described in Section 3.4(b) or (ii), the Sellers shall make a payment, or shall cause a payment to be made, to the Collection Account, for distribution to the Administrative Agent for the account of the Purchasers in an amount at least equal to the Repurchase Price for such Mortgage Loan Assets or shall substitute Eligible Mortgage Assets as permitted by this Section 3.4 it being understood that the Custodian shall have no responsibility to verify the purchase price; and

(iv) With respect to each Shipping Request that is received by the Custodian by 11:30 a.m. (eastern time) on a Business Day, the Custodian shall use due diligence and best efforts to review such Shipping Request and prepare the Mortgage Loan files identified in each Shipping Request, for shipment prior to the close of business on the day the Shipping Request is received by the Custodian, and, in any event shall review such Shipping Request and prepare the Mortgage Loan files identified in such Shipping Request no later than 24 hours after such Shipping Request is received by the Custodian.

(c) Transfers. So long as no Default or Event of Default is continuing of which a Responsible Officer of the Custodian has received written notice, subject to Section 3.4(a) and (b), and there is a Margin Sufficiency, the Purchasers consent to permit the Sellers or Servicer on behalf of the Sellers to cause the Custodian to reflect the transfer of Mortgage Loans to any Permitted Transferees (as defined below) by means of its daily electronic transmissions to the Custodian, together with delivery of a Transfer Request delivered to the Custodian, on or before 11:30 a.m. (eastern time), identifying each Mortgage Loan being transferred. The Custodian’s sole responsibility with respect to any such transfers shall be to correctly reflect such transfers on its computer system and books and records and to indicate, on its Custodian’s Daily Report to be delivered on such Business Day, that such transfers have been effected. “Permitted Transferees” means any of the Sellers, in connection with any sale and transfer thereto effected pursuant to the terms of the Repurchase Agreement and any Approved Take-Out Investor. However, requested transfers will not be made if (A) as reflected in the most recent Purchase Report, the Invested Amount will equal or exceed Recognized Value of Purchased Mortgage Assets which are Eligible Mortgage Assets immediately after giving effect to a requested transfer and any accompanying substitution of Mortgage Assets, or (B) the Custodian shall have received written notice from the Administrative Agent that a Default or Event of Default has occurred.

(d) Continuation of Purchasers’ Interest in Mortgage Loans. Unless released in writing by the Administrative Agent as herein provided, the Purchasers’ interest in all Mortgage Loan Collateral transmitted pursuant to Section 3.4(b) shall continue in effect until such time as the Administrative Agent shall have received payment in full of the amount described in Section 3.4(b)(iii).

(e) Application of Proceeds; No Duty. Neither the Administrative Agent, nor the Custodian, nor any Purchaser shall be under any duty at any time to credit the Sellers for any amounts due from any Approved Take-Out Investor in respect of any purchase of any Mortgage Assets contemplated under Section 3.4(b) above, until the Administrative Agent has actually received such amount in the form of immediately available funds, for deposit to the Collection Account. Neither the Administrative Agent, nor the Custodian, nor any Purchaser shall be under any duty at any time to collect any amounts or otherwise enforce any obligations due from any Approved Take-Out Investor in respect of any such purchase.

(f) Mandatory Redemption of Mortgage Assets. Notwithstanding any provision hereof to the contrary, if at any time a Margin Deficit exists, the Sellers shall, immediately upon receipt of notice (which may be by telephone, promptly confirmed in writing) from the Administrative Agent or the Custodian, make a deposit to the Collection Account or pledge, assign and deliver additional or substitute Purchased Mortgage Assets which are Eligible Mortgage Assets to the Administrative Agent for the benefit of the Purchasers, so that, immediately after giving effect to such payment or pledge and assignment, the total Recognized Value of Eligible Mortgage Assets shall be equal to or greater than the Invested Amount.

(g) Representation in Connection with Releases, Sales and Transfers. The Sellers and the Servicer each represents and warrants that each request for any release or transfer pursuant to Section 3.4(a), Section 3.4(b) or Section 3.4(c) shall automatically constitute a representation and warranty to the Purchasers, the Administrative Agent, and the Custodian to the effect that immediately before and after giving effect to such release or Transfer Request, the Recognized Value of Purchased Mortgage Assets which are Eligible Mortgage Assets shall equal or exceed the Invested Amount. In connection with any request for a release or a Transfer Request, the Custodian may assume, in the absence of written notice to the contrary received from the Administrative Agent, that immediately before and after giving effect to such release of Mortgage Assets or Transfer Request, no Default or Event of Default exists.

(h) Limitation on Releases. Notwithstanding any provision to the contrary, the Custodian shall not release any Mortgage Assets unless (i) payment of what purports to be the purchase price by the Approved Take-Out Investor has been made in immediately available funds to the Collection Account; or (ii) immediately before and after giving effect thereto, the total Recognized Value of Purchased Mortgage Assets which are Eligible Mortgage Assets (including any Eligible Mortgage Loans substituted for those Eligible Mortgage Loans being released) shall equal or exceed the Invested Amount, as reflected in the most recent Purchase Report.

3.5. Releases of Mortgage Notes for Servicing.

The Servicer may from time to time request, in writing in the form of Exhibit D-7 hereto, that the Custodian deliver a Mortgage Note that constitutes Mortgage Loan Collateral so that (a) such Mortgage Note may be replaced by a corrected Mortgage Note, or (b) any servicing action may take place with respect to such Mortgage Note. Upon receipt by the Custodian of such a request from the Servicer, and so long as the Custodian has not received written notice that a Default or Event of Default shall be in existence, the Custodian shall deliver to the Servicer, under the “Trust Receipt and Security Agreement Letter,” substantially in the form of Exhibit D-7, hereto, or such other form as may be approved by the Administrative Agent, the Mortgage Note to be corrected or serviced, such delivery to be conditioned upon the receipt by the Custodian within fourteen (14) calendar days of either a corrected Mortgage Note, in the case of Mortgage Notes delivered for correction, or the Mortgage Note originally delivered to the Servicer by the Custodian, in the case of a Mortgage Note delivered for a servicing action; provided, that (as certified to the Custodian by the Servicer):

(i) at no time shall Mortgage Notes having an aggregate Recognized Value in excess of 2.5% of the Maximum Facility Amount be so delivered to the Servicer pursuant to this Section 3.5 (the Recognized Value assigned to each such Mortgage Notes delivered for correction shall be determined utilizing as the principal amount of such Mortgage Note the lesser of the uncorrected face value of such Mortgage Note and the correct face value of such Mortgage Note known to the Sellers or the Servicer; provided, however, that if the correct face value of such Mortgage Note is not known to the Custodian, the Custodian may use the uncorrected face value of such Mortgage Note in determining the Recognized Value);

(ii) with respect to Mortgage Notes delivered for correction, until such time as a corrected Mortgage Note shall have been delivered to the Custodian, the Recognized Value attributed to each Mortgage Note delivered to the Servicer to be corrected in accordance with this Section 3.5 shall be the lesser of the uncorrected face value of such Mortgage Note and the corrected face value of such Mortgage Note known to the Sellers and communicated in writing by the Sellers to the Custodian; provided, however, that if the correct face value of such Mortgage Note is not known to the Custodian, the Custodian may use the uncorrected face value of such Mortgage Note in determining the Recognized Value; and

(iii) notwithstanding the preceding clause (ii), unless, (A) in the case of Mortgage Notes delivered for correction, the corrected Mortgage Note is endorsed in blank (without recourse) and re-delivered to the Custodian within 14 calendar days of the date of delivery by the Custodian of the Mortgage Note to be corrected, or (B) in the case of Mortgage Notes delivered for servicing actions, the original Mortgage Note is re-delivered to the Custodian within 14 calendar days of the date of delivery by the Custodian of the Mortgage Note to be serviced, the Recognized Value attributed to either the Mortgage Note to be delivered and the corrected Mortgage Note, or the Mortgage Note delivered for servicing, shall be zero beginning on the 15th calendar day; provided, however, that the Recognized Value attributable to the corrected Mortgage Note or the Mortgage Note delivered for correction or servicing will be reinstated promptly upon the subsequent delivery thereof to the Custodian.

3.6. [RESERVED].

3.7. Wet Purchases.

(a) Pursuant to the Repurchase Agreement, the Sellers may from time to time request that certain Purchases be funded after delivery to the Custodian of the related Assignment, but prior to the delivery to the Custodian of the corresponding Principal Mortgage Documents (individually a “Wet Purchase”; collectively “Wet Purchases”). The Sellers and the Administrative Agent acknowledge that Purchases in respect of Wet Purchases are subject to various terms and conditions of the Repurchase Agreement, including those set forth in Section 2.3(c) to the Repurchase Agreement.

(b) Delivery of Principal Mortgage Documents. Within nine (9) Business Days after the date that each Assignment is delivered (and inclusion of the related Wet Loans within the computation of Recognized Value as reported on the Custodian Daily Report) to the Custodian, the Sellers shall deliver to the Custodian all of the Principal Mortgage Documents pertaining to such Wet

Loans, or make a mandatory payment so that after giving effect thereto, the Recognized Value of Eligible Mortgage Assets (excluding such Wet Loans) shall equal or exceed the Invested Amount.

3.8. Mortgage Asset Reporting.

(a) At the commencement of each Business Day, and in no event later than 10:30 a.m. (eastern time), the Custodian shall furnish to the Sellers, Servicer, each Managing Agent and the Administrative Agent electronically a duly completed report in the form of Exhibit D-8 hereto, (the “Custodian Daily Report”) specifying and certifying the then Recognized Value of the Purchased Mortgage Assets which are Eligible Mortgage Assets and other information, all as more fully provided for therein and as set forth on Schedule I hereto, noting, except for any Wet Loans and other Mortgage Loans with respect to which the Custodian has not completed its review of the Principal Mortgage Documents, any applicable Exceptions on Schedule I thereto.

(i) The Custodian may assume the accuracy of all information supplied by the Sellers to the Custodian in any Assignment, or related electronic transmission, received by the Custodian, including but not limited to the acquisition price paid for any Mortgage Loan, the unpaid principal balance of any Mortgage Loan as of its closing and funding date and the weighted average Market Value used in the related Recognized Value calculation and whether the Mortgage Loan is a Conforming Loan, and Alt-A Loan, a Jumbo Loan, a Super Jumbo Loan, a Second-Lien Loan or an Uncovered Mortgage Loan; and

(ii) The Custodian may assume the accuracy of the information supplied by the Sellers to the Custodian, whether written or in any other form acceptable to the Custodian, with respect to a determination as to whether amounts received in the Collection Account represent the Repurchase Price paid for a specific Mortgage Loan and, consequently, whether the Recognized Value of such Mortgage Loan should be removed from such calculation.

(b) Two Business Days prior to the date on which the Maximum Facility Amount has changed, the Servicer shall notify the Custodian and the Sellers (by facsimile) of the new Maximum Facility Amount under the Repurchase Agreement. For purposes of the Custodian Daily Report, the Custodian shall assume that the Maximum Facility Amount is $1,500,000,000 unless it receives written notice to the contrary from the Administrative Agent.

(c) The Custodian shall monitor and report on the Custodian Daily Report the amount of Wet Loans and the portion thereof for which the related Principal Mortgage Documents have been delivered to the Custodian within the time period permitted under Section 3.7.

3.9. Further Obligations of the Custodian.

The Custodian shall promptly notify the Administrative Agent if the Custodian receives written notice (i) that any Lien (other than for the Administrative Agent for the benefit of the Purchasers) has been placed, or attempted to be placed, on any Mortgage

Assets for the Repurchase Obligations or that the Administrative Agent’s interest shall have been challenged or (ii) that any Approved Take-Out Investor has rejected any Mortgage Assets that is related to a Mortgage Loan that has been delivered to the Custodian as Purchased Mortgage Assets for the Repurchase Obligations.

3.10. Segregation of Mortgage Assets.

The Custodian shall keep and maintain the Mortgage Assets on its documents, books and records separate and apart from its other Property and from any Property securing any liabilities of the Sellers to any other Person. Without limitation of the foregoing, the Custodian shall keep and maintain the Mortgage Assets on its documents, books and records separate and apart from any collateral provided by the Sellers in favor of any other lender providing financing to the Sellers. This provision does not require physical separation of the Principal Mortgage Documents or Other Mortgage Documents from collateral held for other loans, but each Mortgage Loan must be maintained in a separate file folder from the documents related to any other mortgage loan.

3.11. Delivery of Required Documents to the Administrative Agent.

Upon written request of the Administrative Agent, after the occurrence of and during the continuation of an Event of Default under the Repurchase Agreement of which a Responsible Officer of the Custodian has received written notice, the Custodian shall deliver within two (2) Business Days (or in contemplation of removing the Custodian as custodian hereunder, the Custodian shall deliver within five (5) Business Days,) to the Administrative Agent or its designee any or all documents and other Mortgage Assets which are then in the possession or control of the Custodian. The Administrative Agent shall provide the Sellers with a copy of any such notice delivered to the Custodian. All special handling and delivery costs shall be paid by the Sellers.

3.12. Hedge Reporting.

The Servicer shall prepare a duly completed Hedge Report in the form of Exhibit K to the Repurchase Agreement on the close of business on the last Business Day of each week and shall provide such Hedge Report to the Sellers and the Administrative Agent no later than 10:00 am (eastern time) on the following Business Day.

ARTICLE IV

THE CUSTODIAN

4.1. Instructions to the Custodian.

As to any matter not expressly provided for by this Agreement, the Custodian shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Administrative Agent acting on behalf of the Purchasers; provided, however, that the Custodian shall not be required to take any action which may expose the Custodian to any liability that such Custodian determines to be unreasonable in light of the circumstances or that is contrary to this Agreement or any Governmental Requirement.

4.2. Reliance by the Custodian; Responsibility of the Custodian.

(a) The Custodian shall perform its duties hereunder in accordance with the standards followed by the Custodian in dealing with similar property for its own account. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, neither the Custodian nor any of its respective directors, officers, agents, representatives, employees, attorneys-in-fact or Affiliates shall be liable for any action taken or omitted to be taken by it or them (in their capacity as or on behalf of the Custodian) under or in connection with this Agreement or the other Transaction Documents, except for its or their own gross negligence or willful misconduct, for which the Custodian shall be liable. In no event shall the Custodian, its directors, officers, agents or employees be liable, directly or indirectly, for any special, indirect, punitive or consequential damages.

(b) All Mortgage Assets at any time delivered to the Custodian hereunder shall be held by the Custodian in a fire resistant vault, drawer or other suitable depositary maintained and controlled solely by the Custodian, conspicuously marked to show the interest therein of the Custodian as bailee for the Administrative Agent on behalf of the Purchasers and not commingled with any other assets or property of, or held by, the Custodian for any person other than the Sellers or any of the Sellers. The Custodian shall have responsibility only for documents which have been actually delivered to the Custodian in connection herewith and which have not been released to the Administrative Agent, the Sellers, the Servicer, a transferee or their respective agent or designee in accordance with this Agreement. In the event that a Mortgage Note has been delivered to the Custodian and, subsequently, the Custodian cannot locate such Mortgage Note, then the Custodian shall prepare and execute a lost note affidavit with appropriate indemnification and shall deliver such lost note affidavit to the party that otherwise would have been entitled to delivery of the related Mortgage Note in accordance with this Agreement at the time such Mortgage Note would have been delivered.

(c) Under no circumstances shall the Custodian be obligated to verify the authenticity of any signature on any of the documents received or examined by it in connection with this Agreement or the authority or capacity of any person to execute or issue any such document nor shall the Custodian be responsible for the value, form, substance, validity, perfection (other than by taking and continuing possession of the Mortgage Assets), priority, effectiveness or enforceability of any of such documents nor shall the Custodian be under a duty to inspect, review or examine the documents to determine whether they are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

(d) The Custodian may accept but shall not be responsible for examining, determining the meaning or effect of, or notifying or advising the Sellers or the Administrative Agent in any way concerning, any item or document in any file regarding a Mortgage Loan that is not one of the items or documents listed in Section 3.2(b). The Sellers shall be solely responsible for providing to the Custodian each and every document listed in Section 3.2(b) and for completing or correcting any omission, or incomplete or inconsistent document.

(e) With respect to the calculations in connection with Custodian Daily Reports, the Custodian shall be entitled to rely upon the information contained in any Assignment. The Custodian shall (i) except for Wet Loans for which it has not yet received the Principal Mortgage Documents, hold all Principal Mortgage Documents relating to each Mortgage Loan exclusively for the benefit of the Purchasers under the terms of this Agreement (i.e., is not held by the Custodian for the benefit of any other Person), and (ii) in the case of Wet Loans, monitor and report the amount of such Wet Loans and the portion thereof for which the related Principal Mortgage Documents have been delivered to the Custodian within the time period permitted under Section 3.7. Except as otherwise expressly provided in this Agreement, the Custodian shall have no duty to investigate or conduct any due diligence with respect to such information.

(f) With respect to the determination of whether a Mortgage Loan constitutes an Eligible Mortgage Loan, the Custodian shall be responsible for determining that: (i) such Mortgage Loan meets the requirements of clauses (a)(ii), (d) (with respect to (d), it being understood and agreed that the Custodian is not responsible to determine whether the related Mortgage Note is a legal, valid and binding obligation of the Obligor), (e), (i(iv-vi)), (j) and (m) of the definition of Eligible Mortgage Loan, (ii) that no more than 45 days have lapsed since the date on which the original Mortgage Note evidencing such Mortgage was shipped to the related Approved Take-Out Investor, and (iii) pursuant to Sections 3.9(i), 3.10 and 4.2(e), to the Custodian’s best knowledge such Mortgage Loan is owned by or subject to a perfected first-priority Lien in favor of the Administrative Agent for the benefit of the Purchasers, and, to the Custodian’s best knowledge, is not subject to any other Lien; but the Custodian may assume that all of the other requirements of the definition of Eligible Mortgage Loan have been satisfied.

(g) The Custodian is an agent and bailee only and is not intended to be, nor shall it be construed to be a trustee or fiduciary under this Agreement of or for either or both of the Sellers or the Administrative Agent.

(h) The Custodian shall retain possession and custody of the Principal Mortgage Documents received from the Sellers and pertaining to each Mortgage Loan file as agent and bailee of, and as custodian for, the Administrative Agent for all purposes until the Mortgage Assets are released pursuant to Section 3.4 or 3.5 hereof.

(i) Without limitation of the generality of the foregoing, the Custodian: (i) may consult with legal counsel (including counsel for the Sellers), independent public accountants and other experts selected by the Custodian or the Sellers and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) except as provided in this Agreement, makes no warranty or representation to the Administrative Agent or the holders of any Repurchase Obligations and shall not be responsible to the Administrative Agent or the holders of any Repurchase Obligations for any statements, warranties or representations made in or in connection with this Agreement or the other Transaction Documents; (iii) except as provided in Sections 3.2(e), 3.4(a), (b), (c), (h), 3.8, 3.9 and this Section 4.2, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Sellers or to inspect the property (including the books and records) of the Sellers; (iv) shall not be responsible to the Administrative Agent or the holders of any Repurchase Obligations for the due execution, legality, validity, enforceability of this Agreement or any other instrument or document furnished pursuant hereto as it relates to any party other than the Custodian, or for the genuineness, effectiveness, sufficiency, value, perfection or priority of any Mortgage Assets; (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed in good faith by the Custodian, to be genuine and signed or sent by the proper Person; (vi) shall be entitled to rely on the terms of this Agreement and shall be under no obligation to review the terms of the other Transaction Documents, and in the event of any conflict between this Agreement and the Transaction Documents, the terms of this Agreement shall control with respect to the rights and obligations of the Custodian; and (vii) in the event of any amendment, revision, restatement, waiver or other change to the Transaction Documents which could have the effect of increasing the level of effort or changing the scope of work of the Custodian under this Agreement and which was not consented to in writing by the Custodian, shall not be given effect so as to modify in quantity or otherwise the obligations of the Custodian under this Agreement; (as an example only of the foregoing, and to avoid doubt in interpretation of this subsection (vii), an increase in the aggregate commitments under the Purchasers of the Repurchase Agreement shall not, unless the Custodian receives two weeks’ advance written notice of any such amendment, revision, restatement, waiver or other change to the Transaction Documents, require the Custodian to review Mortgage Loan Collateral that would relate to such increased commitment).

(j) The Custodian may execute any of its duties under this Agreement by or through agents, attorneys, custodians, nominees or attorneys-in-fact (which agents, attorneys, custodians, nominees or attorneys-in-fact shall be accorded the same rights and obligations applicable to the Custodian) and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Custodian shall be responsible for the actions or non-actions of any agent, attorneys, custodians, nominees or attorneys-in-fact selected by it to the extent it would have been liable had it taken such action itself; provided, however, that nothing contained herein shall affect in any manner or any extent the rights of the Sellers or the Administrative Agent against such agents or attorneys-in-fact.

(k) Merger of Custodian. Any entity into which the Custodian may be merged or converted or with which may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any entity succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(l) Except as set forth in Section 4.2(a) hereof, none of the provisions of this Agreement shall require the Custodian to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfaction to it against such risk or liability is not assured to it.

(m) The Custodian may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

4.3. Agents and Affiliates.

The Custodian and its respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any of the Sellers, any of the Sellers’ Affiliates and any Person who may do business with or own securities of the Sellers or any such Affiliate, all as if the Custodian were not the Custodian and without any duty to account therefor to the Administrative Agent or the holders of any Repurchase Obligations.

4.4. Successor Custodian.

The Custodian may resign at any time by giving written notice thereof to the Sellers and the Administrative Agent. The Custodian may be removed at any time with cause, and upon thirty (30) days written notice without cause, by the Administrative Agent on behalf of the Purchasers. Upon request of the Sellers, so long as no Default or Event of Default exists, the Custodian shall be removed by the Administrative Agent, provided that any such removal without cause at the request of the Seller shall be preceded by thirty (30) days written notice to the Custodian and the Sellers shall pay immediately upon demand all costs and expenses incurred by any Purchaser, the Administrative Agent or the Custodian in connection therewith. Upon any such resignation or removal, the Administrative Agent, at the direction of the Majority Banks, shall have the right to appoint a successor Custodian. Any successor Custodian appointed by the Administrative Agent, provided that no Default or Event of Default exists, shall be satisfactory to the Sellers at the time of appointment. In the case of a retirement or resignation, if no successor Custodian shall have been so appointed by the Administrative Agent (and approved by the Sellers, if applicable), and shall have accepted such appointment, within 60 days after the retiring Custodian’s giving of notice of resignation, then the retiring Custodian shall deliver all Mortgage Assets in its possession to the Administrative Agent and the Custodian shall be discharged from its duties and obligations under this Agreement. After a notice of retirement or resignation has been given by the Custodian and until a successor Custodian shall have been appointed, the Administrative Agent shall pay all reasonable fees and out of pocket expenses owed to the Custodian by the Servicer pursuant to any written agreement between the Custodian and the Servicer, provided, however, that the Sellers shall reimburse the Administrative Agent for all such payments. No such resignation or removal shall be effective until the earlier of (1) the date on which a successor Custodian shall have been appointed, and accepted such appointment, in accordance with this Section 4.4 or (2) the day upon which a period of 60 days has passed after notice of such resignation or removal. Upon the acceptance of any appointment of the Custodian hereunder by a successor Custodian, such successor Custodian shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Custodian, and the retiring Custodian shall be discharged from its duties and obligations under this Agreement. The retiring or removed Custodian shall take all steps reasonably necessary to provide for an orderly transfer of the Mortgage Assets and all related documentation to the successor Custodian at the Servicer’s expense. After any retiring Custodian’s resignation or removal hereunder as the Custodian, the provisions of this Article IV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Custodian under this Agreement.

4.5. Right of Inspection.

The Custodian shall permit any officer, employee or agent of the Sellers, the Servicer or the Administrative Agent that may so request to visit and inspect the premises on which the custodial duties of the Custodian hereunder are performed, examine the books and records of the Custodian which pertain to such custodial duties, take copies and extracts therefrom, and discuss the performance of such custodial duties with the officers of the Custodian that are responsible therefor, at such time, after reasonable prior written notice to the Custodian, as may be mutually acceptable to the Custodian and such Sellers, Servicer or Administrative Agent during the Custodian’s normal business hours.

4.6. Accounting in Certain Circumstances.

Subject to the provisions of Section 4.2 hereof, in the event that the Custodian, acting in its capacity as custodian for the Administrative Agent, shall receive any money in respect of Mortgage Assets, whether pursuant to Section 3.4 hereof or otherwise, the Custodian shall provide an accounting therefor to the Administrative Agent and the Sellers by the end of the Business Day following the date of receipt thereof, such accounting to include the amount received and shall promptly (but in no event later than the next Business Day) deposit such amounts into the Collection Account and prior to such deposit to be held as Mortgage Assets in favor of the Administrative Agent as provided in Section 3.1; provided, however, that all expenses of the Custodian reasonably allocable to such accounting shall be added to the Repurchase Obligations as expenses of the Custodian. All such funds received after 4:00 p.m. (eastern time) shall be considered to have been received on the following Business Day. All such funds received shall be held uninvested (and the Custodian shall not be liable for interest thereon), unless permitted by the applicable Transaction Document and otherwise instructed by the Servicer, and in such case, funds shall be invested in Eligible Investments specified by the Servicer in such instructions; provided, however, that if the Servicer directs that funds be invested in Eligible Investments, the Servicer shall be required to ensure that all investments must mature on each Settlement Date (as defined in the Repurchase Agreement). The Custodian shall provide such other information in such detail and at such time or times as the Sellers or the Administrative Agent may reasonably request.

ARTICLE V

INDEMNIFICATION

5.1. Indemnities by the Servicer.

Without limiting any other rights that any such Person may have hereunder or under applicable law, the Servicer hereby agrees to indemnify the Custodian, its successors, transferees, participants and assigns and all affiliates, officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an “Indemnified Party”), forthwith on demand, from and against any and all actual damages, losses, claims, liabilities and related costs and expenses, including attorneys’ fees, expenses and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to this Agreement, the Collection Account Control Agreement, the Reserve Account Control Agreement, the Disbursement Account Control Agreement or the Repurchase Agreement or the exercise or performance of any of its or their powers or duties hereunder or thereunder, or in respect of any Mortgage Loans or Take-Out Commitment, or related in any way to their possession of, or dealings with, the Mortgage Assets, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party. This Section 5.1 shall survive the termination of this Agreement and the earlier resignation or removal of the Custodian.

ARTICLE VI

MISCELLANEOUS

6.1. Notices.

Any notice, demand or request required or permitted to be given under or in connection with this Agreement or the other Transaction Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. With the exception of certain administrative and collateral reports that may be directed to specific departments of the Administrative Agent, all such communications shall be mailed, sent or delivered to the parties hereto at their respective addresses as set forth in Schedule II hereto, or at such other addresses or to such officer’s, individual’s or department’s attention as any party may have furnished the other parties in writing. Any communication so addressed and mailed shall be deemed to be given when so mailed, except with respect to notices and requests given pursuant to Sections 2.3 and 3.3 of the Repurchase Agreement. Communications related thereto shall not be effective until actually received by the Custodian, the Administrative Agent, the Issuer or the Sellers, as the case may be; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of the Custodian, the Administrative Agent or the Sellers, as the case may be.

6.2. Amendments, Etc.

This Agreement may not be amended, supplemented or modified without the written consent of the Sellers, the Custodian and the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall be binding upon the Sellers the Custodian, the Administrative Agent and all Purchasers.

6.3. Invalidity.

In the event that any one or more of the provisions contained in this Agreement or any other Transaction Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such document.

6.4. Survival of Agreements.

All covenants and agreements herein shall survive until payment in full of the Repurchase Obligations and termination of the Bank Commitments under the Repurchase Agreement.

6.5. Cumulative Rights.

The rights, powers, privileges and remedies of the Custodian and the Administrative Agent under this Agreement, and any other Transaction Document shall be cumulative, and the exercise or partial exercise of any such right, power, privilege or remedy shall not preclude the exercise of any other right or remedy. The exercise of any right, power, privilege or remedy of the Custodian or the Administrative Agent under this Agreement or any Transaction Document, shall not exhaust any such right, power, privilege or remedy of the Custodian or the Administrative Agent.

6.6. Construction; Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

6.7. Successors and Assigns.

This Agreement is binding upon and inures to the parties to this Agreement and their respective successors and permitted assigns and shall remain in full force and effect until such time, after the Termination Date, as all Repurchase Obligations shall have been paid in full and all other obligations to be performed hereunder shall have been performed. The Sellers’ obligations in respect of indemnification and payment provisions shall be continuing and shall survive any termination of this Agreement, subject to any applicable statute of limitations. The Custodian may not assign its rights or obligations hereunder, except pursuant to Section 4.2(k) or 4.4, and any such attempted assignment shall be null and void.

6.8. The Custodian Representations and Warranties.

The Custodian represents and warrants that it: (a) is a national banking association; (b) has the power and authority to own its properties and assets and to transact the business in which it is engaged; and (c) has the power and requisite authority to execute, deliver and perform this Agreement, and is duly authorized to, and has taken all action necessary to authorize it to, execute, deliver and perform this Agreement.

6.9. [Reserved].

6.10. Counterparts.

This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of each of the parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

6.11. No Proceedings.

The Custodian hereby agrees that it will not institute against the Issuers, or join any other Person in instituting against the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest Commercial Paper Note issued by the Issuers is paid.

6.12. Electronic Counterparts.

Any form or report contemplated by this Agreement may be furnished to the Custodian electronically and may be formatted in a manner convenient for electronic transmission so long as the required information is provided in an equally useable form to the format, if any, provided in this Agreement. It being understood and agreed that the Custodian shall not be responsible to verify the identity of the sender of any electronic transmissions received by it.

6.13. Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

6.14. Consent to Jurisdiction; Waiver of Immunities.

EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

(a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO

THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

(b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

6.15. References to Repurchase Agreement.

Notwithstanding any references herein to the Repurchase Agreement, the parties hereto acknowledge that the Custodian is not a party to the Repurchase Agreement and has no obligations or rights thereunder and shall not be obligated to read the Repurchase Agreement, know the terms and conditions contained therein or to be on notice of any of its provisions.

6.16. Prior Collateral Agency Agreements.

Upon the execution of this Agreement, the Amended and Restated Collateral Agency Agreement, dated as of November 22, 2005, by and among AHM SPV I, the Servicer, the Administrative Agent and Deutsche Bank National Trust Company, as the collateral agent shall be deemed to be terminated.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

SELLERS	AMERICAN HOME MORTGAGE CORP.

	By:	/s/ Alan B. Horn
	Name:	Alan B. Horn
	Title:	Executive Vice President General Counsel & Secretary

AMERICAN HOME MORTGAGE SERVICING, INC.

	By:	/s/ Alan B. Horn
	Name:	Alan B. Horn
	Title:	Executive Vice President General Counsel & Secretary

AMERICAN HOME MORTGAGE ACCEPTANCE, INC.

	By:	/s/ Alan B. Horn
	Name:	Alan B. Horn
	Title:	Executive Vice President General Counsel & Secretary

AMERICAN HOME MORTGAGE INVESTMENT CORP.

-	By:	/s/ Alan B. Horn
	Name:	Alan B. Horn
	Title:	Executive Vice President General Counsel & Secretary

(Signature Page One to Custodial Agreement)

CALYON NEW YORK BRANCH, as Administrative Agent

By:	/s/ Gary Miller
Name:	Gary Miller
Title:	Managing Director

By:	/s/ Anthony Brown
Name:	Anthony Brown
Title:	Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Custodian

By:	/s/ Norma Catone
Name:	Norma Catone
Title:	Vice President

(Signature Page Two to Custodial Agreement)

SCHEDULE I

MORTGAGE ASSET FUNCTIONS

In each Custodian Daily Report, the Custodian shall certify, with respect to each Mortgage Loan listed in the schedule attached thereto, the following, noting any applicable Exceptions on the schedule thereto:

(a) all documents required to be delivered to it pursuant to Sections 3.2(b)(i) through (iii) of the Custodial Agreement are in Custodian’s possession;

(b) each assignment of a Mortgage Loan delivered by the Sellers pursuant to Section 3.2(b) bears an original signature of an officer one of the Sellers, and appears to be duly completed (including all Schedules thereto);

(c) each Mortgage Note and Mortgage bears an original signature or signatures which appear to be those of the person or persons named as the maker and Mortgagor (trustor) or, in the case of a certified copy of the Mortgage, such copy bears what appears to be a reproduction of such signature or signatures;

(d) except for the endorsement in blank of the Mortgage Note by either of the Sellers, and any intervening endorsements, neither the Mortgage Note nor the Mortgage contain any irregular writings which appear on their face to affect the validity of any such endorsement or to restrict the enforceability of the document on which they appear; and

(e) based only on the Custodian’s examination of the documents listed in Section 3.2(b)(i) through (iii) of the Custodial Agreement, the information set forth with respect to each Mortgage Loan on Schedule I to the related Assignment accurately reflects the following (within the tolerances, if any, shown in parentheses):

(i)	Mortgage Loan number,

(ii)	the maturity date (within 30 days),

(iii)	the original loan amount,

(iv)	the original interest rate,

(v)	the name of the borrower(s), and

(vi)	the property address.

(f) each assignment of mortgage has been assigned as described in Section 3.2(b)(ii) of the Custodial Agreement, provided that the Custodian shall have no obligation to confirm that the assignments are in recordable form. If intervening assignments are included in the file, each such intervening assignment bears the signature of the mortgagee and/or the assignor (and any other subsequent assignors) that appears to be an original or, if photocopies, that such copies bear a reproduction of such signature or signatures.

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(g) the Mortgage Note is endorsed in blank and such endorsement bears an original signature of an officer of one of the Sellers.

(h) no Mortgage Note has an original principal balance in excess of $3,000,000.

(i) no Mortgage Loan bears evidence (on its face or reverse side) that it is subject to any Lien in favor of any Person other than the Administrative Agent, for the benefit of the Purchasers.

(j) except as shown on the attached list of Exceptions, no Mortgage Loan has been included in the Custodian Daily Report for more than 90 days.

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SCHEDULE II

ADDRESSES AND NOTICES

Sellers:	AMERICAN HOME MORTGAGE CORP.
538 Broadhollow Road
Melville, New York 11747
Facsimile: (800) 209-7276
Telephone: (516) 396-7703
Attention: General Counsel

AMERICAN HOME MORTGAGE ACCEPTANCE, INC.
538 Broadhollow Road
Melville, New York 11747
Facsimile: (800) 209-7276
Telephone: (516) 396-7703
Attention: General Counsel

AMERICAN HOME MORTGAGE SERVICING, INC.
538 Broadhollow Road
Melville, New York 11747
Facsimile: (800) 209-7276
Telephone: (516) 396-7703
Attention: General Counsel

AMERICAN HOME MORTGAGE INVESTMENT CORP.
538 Broadhollow Road
Melville, New York 11747
Facsimile: (800) 209-7276
Telephone: (516) 396-7703
Attention: General Counsel

Servicer:	AMERICAN HOME MORTGAGE SERVICING, INC.
538 Broadhollow Road
Melville, New York 11747
Facsimile: (800) 209-7276
Telephone: (516) 396-7703
Attention: General Counsel

Administrative Agent:	CALYON NEW YORK BRANCH
Calyon Building
1301 Avenue of the Americas
New York, New York 10019

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Telephone No.: (212) 261-7819
Telex No.: 62410
(Answerback: CRED A 62410 UW)
Facsimile No.: (212) 459-3258
Attention: Liquid Assets Securitization

Custodian:	DEUTSCHE BANK NATIONAL TRUST COMPANY
Corporate Trust & Agency Services
1761 East St. Andrew Place
Santa Ana, California 92705
Telephone: (714) 247-6000
Telecopy: (714) 247-6035
Attention: Mortgage Custody - AH031C

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DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

“Administrative Agent” means Calyon, in its capacity as administrative agent for the Purchasers, or any successor administrative agent.

“Advanced Funds” means funds advanced to an escrow agent for purposes of funding a Mortgage Loan to be pledged hereunder.

“Affected Party” means each Purchaser, the Administrative Agent, each Managing Agent, any party providing credit enhancement or liquidity to an Issuer, and any permitted assignee or participant of any Purchaser, and any holding company of an Affected Party.

“Affiliate” of any Person means (a) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, or (b) any other Person who is a director, officer or employee (i) of such Person, or (ii) of any Person described in the preceding clause (a). For purposes of this definition, the term “control” (and the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession or ownership, directly or indirectly, of the power either (x) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, or (y) vote 10% or more of the securities having ordinary power in the election of directors of such Person.

“Agreement” means this Custodial Agreement, as amended, modified or supplemented from time to time.

“AHMIC” means American Home Mortgage Investment Corp., a Maryland corporation.

“Alt-A Loan” means a Mortgage Loan (other than a Conforming Loan or a Jumbo Loan) that (1) does not conform to the conventional underwriting standards of Fannie Mae, Freddie Mac or Ginnie Mae but that is underwritten in a manner designed to be purchased by an Approved Take-Out Investor (other than Fannie Mae, Freddie Mac or Ginnie Mae), within guidelines generally acceptable to industry norms for “Alt-A” loans, (2) has a demonstrated secondary market and is readily securitizable, and (3) matches all applicable requirements for purchase under the requirements of a Take Out Commitment or Hedge specifically issued for the purchase of such Mortgage Loan.

“American Home Mortgage Servicing, Inc.” has the meaning set forth in the preamble of this Agreement, and its successors and assigns.

“Amsterdam” has the meaning set forth in the Repurchase Agreement.

“Applicable Purchase Rate” means (i) with respect to a Conforming Loan, ninety-eight percent (98%) or, if a Conforming FICO Score Trigger Event or Conforming Loan-to-Value Ratio Trigger Event has occurred and is continuing, as reported to the Custodian by the Administrative Agent, then zero, (ii) with respect to a Jumbo Loan (other than a Super Jumbo Loan), ninety-eight percent (98%) or, if a Non-Conforming FICO Score Trigger Event or Non-Conforming Loan-to-Value Ratio Trigger Event has occurred and is continuing, as reported to the Custodian by the Administrative Agent, then zero, (iii) with respect to a Super Jumbo Loan, ninety-

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five percent (95%) or, if a Non-Conforming FICO Score Trigger Event or Non-Conforming Loan-to-Value Ratio Trigger Event has occurred and is continuing, as reported to the Custodian by the Administrative Agent, then zero, (iv) with respect to an Alt-A Loan, ninety seven percent (97%) or, if a Non-Conforming FICO Score Trigger Event or Non-Conforming Loan-to-Value Ratio Trigger Event has occurred and is continuing, as reported to the Custodian by the Administrative Agent, then zero, (v) with respect to Second-Lien Loans, ninety-five percent (95%) or, if a Non-Conforming FICO Score Trigger Event or Non-Conforming Loan-to-Value Ratio Trigger Event has occurred and is continuing, as reported to the Custodian by the Administrative Agent, then zero and (vi) with respect to Uncovered Mortgage Loans, ninety-five percent (95%) or, if a Non-Conforming FICO Score Trigger Event or Non-Conforming Loan-to-Value Ratio Trigger Event has occurred and is continuing, as reported to the Custodian by the Administrative Agent, then zero.

“Approved Hedge Counterparty” means:

(a) Fannie Mae, Freddie Mac or Ginnie Mae, or

(b) any Person with short-term ratings of at least P-1 from Moody’s, and either at least A-1 from S&P or at least F1 from Fitch, or long-term unsecured debt ratings (or in the case of a bank without such ratings that is the principal subsidiary of a bank holding company, the rating of the bank holding company) of at least Aa2 by Moody’s, and either at least AA from S&P or at least AA from Fitch, or

(c) any Person with short-term ratings of at least P-1 from Moody’s, and either at least A-1 from S&P or at least F1 from Fitch, or long-term unsecured debt ratings (or in the case of a bank without such ratings that is the principal subsidiary of a bank holding company, the rating of the bank holding company) of at least A, A2 and A from S&P, Moody’s and Fitch, respectively (or at least two out of the three Rating Agencies), limited to a concentration limit of 50% of the concentration percentage for such Person as shown on Schedule II, or such other concentration percentage approved by the Administrative Agent, or

(d) all other Persons as may be approved by the Majority Banks, which approvals may be subject to certain concentration limits;

provided that (i) except for an Approved Hedge Counterparty defined above in section (d), if an Approved Hedge Counterparty has a short-term rating or a long-term unsecured debt rating at the time such Person becomes an “Approved Hedge Counterparty” and such Person’s short-term ratings or long-term unsecured debt ratings are subsequently downgraded or withdrawn, such Person shall cease to be an “Approved Hedge Counterparty”; provided, further, that with respect to any Hedges issued by such Person prior to the date of such downgrade or withdrawal, such Person shall cease to be an “Approved Hedge Counterparty” sixty (60) days following such downgrade or withdrawal; and (ii) if an Approved Hedge Counterparty does not have a short-term rating or a long-term unsecured debt rating, such Person shall cease to be an “Approved Hedge Counterparty” upon prior written notice from the Administrative Agent, which shall provide such notice if the Administrative Agent has (or if the Majority Banks notify the

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Administrative Agent that they have) good faith concerns about the future performance of such Person; provided, further, that with respect to any Hedges issued by such Person prior to such notice, such Person shall cease to be an “Approved Hedge Counterparty” sixty (60) days following such notice.

“Approved Take-Out Investor” means:

(a) Fannie Mae, Freddie Mac or Ginnie Mae, or

(b) any Person with short-term ratings of at least P-1 from Moody’s, and either at least A-1 from S&P or at least F1 from Fitch, or long-term unsecured debt ratings (or in the case of a bank without such ratings that is the principal subsidiary of a bank holding company, the rating of the bank holding company) of at least Aa2 by Moody’s and either at least AA from, S&P or at least AA from Fitch, or

(c) any Person with short-term ratings of at least P-1 from Moody’s, and either at least A-1 from S&P or at least F1 from Fitch, or long-term unsecured debt ratings (or in the case of a bank without such ratings that is the principal subsidiary of a bank holding company, the rating of the bank holding company) of at least A, A2 and A from S&P, Moody’s and Fitch, respectively (or at least two out of the three Rating Agencies), limited to a concentration limit of 50% of the concentration percentage for such Person as shown on Schedule II, or such other concentration percentage approved by the Majority Banks, or

(d) all other Persons as may be approved by the Majority Banks, which approvals may be subject to certain concentration limits;

provided that (i) except for an Approved Take-Out Investor defined above in section (d), if an Approved has a short-term rating or a long-term unsecured debt rating at the time such Person becomes an “Approved Take-Out Investor” and such Person’s short-term ratings or long-term unsecured debt ratings are subsequently downgraded or withdrawn, such Person shall cease to be an “Approved Take-Out Investor”; provided, further, that with respect to any Take-Out Commitments issued by such Person prior to the date of such downgrade or withdrawal, such Person shall cease to be an “Approved Take-Out Investor” sixty (60) days following such downgrade or withdrawal; and (ii) if an Approved Take-Out Investor does not have a short-term rating or a long-term unsecured debt rating, such Person shall cease to be an “Approved Take-Out Investor” upon prior written notice from the Administrative Agent, which shall provide such notice if the Administrative Agent has (or if the Majority Banks notify the Administrative Agent that they have) good faith concerns about the future performance of such Person; provided, further, that with respect to any Take-Out Commitments issued by such Person prior to such notice, such Person shall cease to be an “Approved Take-Out Investor” sixty (60) days following such notice; provided, further, that the Custodian may assume that the Approved Take-Out Investors listed on the Schedule III hereto most recently distributed to the Custodian by the Administrative Agent are the Approved Take-Out Investors.

As of the date of this Agreement, Schedule III hereto sets forth the Approved Take-Out Investors pursuant to the preceding clauses (b) and (c) (and any applicable concentration limits). Schedule III shall be updated from time to time as Approved Take-Out Investors are added or deleted or concentration limits are changed pursuant to the preceding clauses (b) and (c); provided, further, that

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the Custodian may rely on Schedule III until a new Schedule III is distributed to the Custodian by the Administrative Agent.

“Assignment” is defined in Section 3.2(a).

“Bailee and Security Agreement Letter” is defined in Section 3.4(b).

“Bank” means each of Calyon, Lloyds, ABN AMRO, SG, JPMorgan, BNP and each respective Eligible Assignee that shall become a party to the Repurchase Agreement pursuant to the terms of an “Assignment and Acceptance” (as defined in the Repurchase Agreement).

“Bank Commitment” means the obligations of the Banks to make Purchases from the Sellers pursuant to the Repurchase Agreement.

“Barton” has the meaning set forth in the Repurchase Agreement.

“BNP” has the meaning set forth in the Repurchase Agreement.

“Business Day” means (a) a day on which (i) commercial banks in New York City, New York, and Chicago, Illinois, are not authorized or required to be closed and (ii) commercial banks in the State in which the Custodian has its principal office are not authorized or required to be closed, and (b) if this definition of “Business Day” is utilized in connection with a Eurodollar Purchase, a day on which dealings in United States dollars are carried out in the London interbank market.

“Calyon” has the meaning set forth in the preamble of this Agreement, and its successors and assigns.

“Closing Protection Rights” means any rights of the Sellers to or under (i) a letter issued by a title insurance company to any of the Sellers assuming liability for certain acts or failure to act on behalf of a named closing escrow agent, approved attorney or similar Person in connection with the closing of a Mortgage Loan transaction, (ii) a bond, insurance or trust fund established to protect a mortgage lender against a loss or damage resulting from certain acts or failure to act of a closing escrow agent, approved attorney, title insurance company or similar Person, or (iii) any other right or claim that any of the Sellers may have against any Person for any loss or damage resulting from such Person’s acts or failure to act in connection with the closing of a Mortgage Loan and the delivery of the related Mortgage Loan Collateral to the Custodian or any of the Sellers.

“Collection Account” means the account established by the Sellers with the Deutsche Bank Trust Company Americas or another Eligible Institution acceptable to the Administrative Agent pursuant to Section 2.7(b) of the Repurchase Agreement to be used for (i) the deposit of proceeds from the sale of Mortgage Loans; and (ii) the payment of the Repurchase Obligations, it being understood that such account is controlled by the Administrative Agent pursuant to the Collection Account Control Agreement, and the Administrative Agent has the authority to direct the transfer of all funds in the Collection Account.

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“Collection Account Bank” means, initially, Deutsche Bank Trust Company Americas and, at any time, the institution then holding the Collection Account in accordance with the terms of the Collection Account Control Agreement.

“Collection Account Control Agreement” means the Second Amended and Restated Collection Account Control Agreement, dated as of the date hereof, among the Sellers, the Servicer, the Administrative Agent and the Collection Account Bank, substantially in the form of Exhibit D-3 hereto, as amended, modified or supplemented from time to time.

“Collection Account Release Notice” is defined in Section 3.4(a).

“Commercial Paper Notes” means short-term promissory notes issued or to be issued by the Issuers to fund or maintain their Purchases or investments in other financial assets.

“Conforming FICO Score Trigger Event” means, with respect to Conforming Loans, that (A)(i) the Conforming Pool Weighted Average FICO Score has been reported, in a Custodian Daily Report, as less than 675 but more than 650, (ii) a period of ten (10) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised Conforming Pool Weighted Average FICO Score that is at least 675 or (B)(i) the Conforming Pool Weighted Average FICO Score has been reported, in a Custodian Daily Report, as less than 650, (ii) a period of five (5) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised Conforming Pool Weighted Average FICO Score that is at least 675.

“Conforming Loan” means (i) a Mortgage Loan that complies with all applicable requirements for purchase under a Fannie Mae, Freddie Mac or other similar Governmental Authority standard form of conventional mortgage loan purchase contract, then in effect, or (ii) an FHA Loan or a VA Loan.

“Conforming Loan-to-Value Ratio Trigger Event” means, with respect to Conforming Loans, that (A)(i) the weighted average Loan-to-Value Ratio has been reported, in a Custodian Daily Report, as greater than 83% but equal to or less than 90%, (ii) a period of ten (10) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised weighted average Loan-to-Value Ratio that is equal to or less than 83% or (B)(i) the weighted average Loan-to-Value Ratio has been reported, in a Custodian Daily Report, as greater than 90%, (ii) a period of five (5) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised weighted average Loan-to-Value Ratio that is equal to or less than 83%.

“Conforming Pool Weighted Average FICO Score” means the ratio of (a) the sum, for all Conforming Loans, of the product for each Conforming Loan of (i) its FICO Score and (ii) its original principal balance to (b) the sum of the original principal balances of all Conforming Loans.

“Corporate Trust Office” shall mean the principal office of the Custodian at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Custodial Agreement is located at 1761 East St.

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Andrew Place, Santa Ana, California 92705, Attention: Corporate Trust and Agency Services or at any other time at such other address as the Custodian may designate from time to time by written notice to the parties thereto.

“Custodial Agreement” means this Agreement.

“Custodian” has the meaning set forth in the preamble of this Agreement.

“Custodian Daily Report” is defined in Section 3.8(a) of this Agreement.

“Default” means any condition or event that, with the giving of notice or lapse of time or both and unless cured or waived, would constitute an Event of Default.

“Delinquent Mortgage Loan” means a Mortgage Asset under which the Obligor is 30 or more days in payment default or the Obligor has taken any action, or suffered any event of the type described in Section 8.1(f), (g) or (h) of the Repurchase Agreement, or is in foreclosure.

“Delinquent Ratio” means as of the end of any Collection Period, the ratio of (i) the principal amount of all Mortgage Loans that were Delinquent Mortgage Loans at such time, to (ii) the aggregate principal amount of all Mortgage Loans at such time.

“Disbursement Account” means the account established by the Sellers with the Deutsche Bank National Trust Company or another Eligible Institution acceptable to the Administrative Agent, it being understood that such account is controlled by the Administrative Agent pursuant to the Disbursement Account Control Agreement, and the Administrative Agent has the authority to direct the transfer of all funds from the Disbursement Account.

“Disbursement Account Control Agreement” means the Second Amended and Restated Disbursement Account Control Agreement, dated as of even date herewith, between the Sellers, the Servicer, the Administrative Agent and Deutsche Bank National Trust Company, substantially in the form attached hereto as Exhibit D-13, as amended, modified, supplemented or replaced from time to time.

“Eligible Assignee” means (i) Calyon or any of its Affiliates, Lloyds or any of its Affiliates, ABN AMRO or any of its Affiliates, SG or any of its Affiliates, JPMorgan or any of its Affiliates or BNP or any of its Affiliates, (ii) any Person managed by Calyon or any of its Affiliates, Lloyds or any of its Affiliates, ABN AMRO or any of its Affiliates, SG or any of its Affiliates, or JPMorgan or any of its Affiliates or BNP or any of its Affiliates, or (iii) any financial or other institution that is acceptable to the Managing Agent related to the Purchaser that is making the assignment and, unless an Event of Default has occurred or is continuing, the Sellers (which consent shall not be unreasonably withheld).

“Eligible Investments” means any one or more of the following obligations or securities having the required ratings, if any, provided for in this definition and which shall not be subject to liquidation prior to maturity:

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(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America; provided that any obligation of, or guarantee by, Fannie Mae or Freddie Mac, other than an unsecured senior debt obligation of Fannie Mae or Freddie Mac, shall be an Eligible Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each rating agency to any certificate as evidenced in writing;

(ii) time deposits, unsecured certificates of deposit, or bankers’ acceptances that mature in after the date of issuance and are issued or held by any depository institution or trust company (including the Custodian) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest rating categories of each of Moody’s and Fitch, as applicable, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each rating agency, as evidenced in writing; provided that Servicer shall direct investment only into instrument;

(iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

(iv) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which debt obligations are rated in the highest rating categories of each of Moody’s and Fitch, as applicable; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Eligible Investments in such accounts;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date and which is rated in the highest rating category of each of Moody’s and Fitch; or

(vi) money market funds, rated in the highest rating categories of each of Moody’s and Fitch;

provided, however, that in each case if the investment is rated by Fitch, (a) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (b) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided, further, however, that the Servicer shall not request or direct any investment in such instrument (x) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such

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instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (y) if such instrument may be redeemed at a price below the purchase price. The Servicer shall not request or direct any investments that are subject to prepayment or call to be purchased at a price in excess of par.

“Eligible Mortgage Assets” means Eligible Mortgage Loans and the Collection Account.

“Eligible Mortgage Loan” means a Mortgage Loan: (e) that (i) is a closed and fully funded Mortgage Loan, (ii) has a maximum term to maturity of 40 years and the proceeds of which were used either to finance a portion of the purchase price of a Property encumbered by the related Mortgage or to refinance a loan secured by such Property, (iii) is secured by a perfected first-priority Lien on residential real Property consisting of land and a one-to-four family dwelling thereon which is completed and ready for owner occupancy, including townhouses and condominiums, and (iv) was underwritten according to the applicable Seller’s Underwriting Guidelines and was originated or purchased by one of the Sellers;

(f) that is a Conforming Loan, a Jumbo Loan, an Alt-A Loan, a Second-Lien Loan or an Uncovered Mortgage Loan;

(g) for which the Mortgage Note is payable to or endorsed (without recourse) in blank and each of such Mortgage Loan and the related Mortgage Note is a legal, valid and binding obligation of the Obligor thereof;

(h) for which, other than in respect of Wet Loans, the Principal Mortgage Documents have been received by the Custodian and are in form conforming to the review criteria referenced in Section 3.8;

(i) that, upon purchase by the Purchasers thereof under the Repurchase Agreement and application of any related Purchase to pay off any prior lienholder as required by the Repurchase Agreement and hereunder, together with the related Mortgage Loan Collateral, is owned beneficially by the Purchasers free and clear of any Lien of any other Person other than the Administrative Agent for the benefit of the Purchasers;

(j) that, together with the related Mortgage Loan Collateral, does not contravene any Governmental Requirements applicable thereto (including, without limitation, the Real Estate Settlement Procedures Act of 1974, as amended, and all laws, rules and regulations relating to usury, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy and other applicable federal, state and local consumer protection laws) and with respect to which no party to the related Mortgage Loan Collateral is in violation of any Governmental Requirements (or procedure prescribed thereby) if such violation would impair the collectability of such Mortgage Loan or the saleability of such Mortgage Loan under the applicable Take-Out Commitment or Hedge;

(k) that: (i) is not a Delinquent Mortgage Loan at the time it is transferred to the Purchasers pursuant to the Repurchase Agreement; (ii) has not previously been sold to an Approved Take-Out Investor and repurchased by a Seller; (iii) if, it was a

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Wet Loan when it was assigned to the Sellers and the time periods set forth in Section 3.7(b) of this Agreement have occurred, the Principal Mortgage Documents relating to such Wet Loan were delivered to the Custodian; provided, however, that upon delivery of such Principal Mortgage Documents to the Custodian, such Mortgage Loans shall subsequently conform to the review criteria of Section 3.8 subsequent to such delivery; (iv) has a Loan-to-Value Ratio not in excess of 100%; and (v) does not have an original principal balance in excess of $3,000,000;

(l) that if the Mortgage Loan Collateral has been withdrawn for correction pursuant to Section 3.5 of this Agreement such Mortgage Loan Collateral has been returned to the Custodian within 20 calendar days after withdrawal as required by Section 3.5 of this Agreement;

(m) that is denominated and payable in U.S. dollars in the United States and the Obligor of which is a natural person who is a U.S. citizen or resident alien or a corporation or an inter vivos revocable trust or other legal entity organized under the laws of the United States or any State thereof or the District of Columbia;

(n) that is not subject to any right of rescission, setoff, counterclaim or other dispute whatsoever;

(o) that was acquired by the Purchasers from any of the Sellers within 60 days after its Mortgage Origination Date;

(p) that is covered by the types and amounts of insurance required by Section 6.6(b) of the Repurchase Agreement;

(q) with respect to which all representations and warranties made by the related Seller in the Repurchase Agreement are true and correct in all material respects and with respect to which all loan level covenants made in the Repurchase Agreement have been complied with; and

(r) that is subjected to the following “Quality Control” measures by personnel of any of the Sellers before the Mortgage Note is funded by such Seller:

(i) for those Mortgage Loans not originated by any of the Sellers, is subject to being selected at random for a review for thoroughness and compliance (including truth-in-lending, good faith estimates and other disclosures); and

(ii) with respect to which, all Mortgage Loan Collateral is prepared by any of the Sellers and submitted to the closing agent at the time of funding the related Mortgage Loans.

“Event of Default” means an Event of Default as defined in Section 8.1 of the Repurchase Agreement.

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“Exceptions” means exceptions to the specifications and certifications made by the Custodian on the Custodian Daily Report as set forth on Schedule I hereto.

“Fannie Mae” means the government sponsored enterprise formerly known as the Federal National Mortgage Association, or any successor thereto.

“FHA” means the Federal Housing Administration, or any successor thereto.

“FHA Loan” means a Mortgage Loan, the ultimate payment of which is partially or completely insured by the FHA or with respect to which there is a current, binding and enforceable commitment for such insurance issued by the FHA.

“FICO Score” means, with respect to the Obligor under a particular Mortgage Loan, a credit rating established by Fair Isaac Corporation.

“Fitch” means Fitch, Inc., and any successor thereto.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation, or any successor thereto.

“Ginnie Mae” means the Government National Mortgage Association, or any successor thereto.

“Governmental Authority” means any nation or government, any agency, department, state or other political subdivision thereof, or any instrumentality thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Governmental Authority shall include, without limitation, each of Freddie Mac, Fannie Mae, FHA, HUD, VA and Ginnie Mae.

“Governmental Requirement” means any applicable law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other requirement (including, without limitation, any of the foregoing that relate to energy regulations and occupational, safety and health standards or controls and any hazardous materials laws) of any Governmental Authority that has jurisdiction over the Custodian or any of the Sellers or any of their respective Properties.

“Hedge” means a current, valid, binding, enforceable, written commitment, including without limitation a forward purchase commitment, issued by an Approved Hedge Counterparty, to purchase mortgage loans from one of the Sellers from time to time at a specified price (or a specified spread to an agreed-upon index), which commitment is not subject to any term or condition (i) that is not customary in commitments of like nature or (ii) that, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof, in which a perfected security interest has been granted to the Administrative Agent.

“Hedge Report” means, a report prepared by the Servicer pursuant to Section 3.6 of the Repurchase Agreement, showing, as of the close of business on the last Business Day of each week, all Take-Out Commitments or Hedges obtained by the Sellers to cover all closed loans owned by the Sellers, to the extent that such mortgage loans have been pledged hereunder or pursuant to another

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lending arrangement, and certain information with respect to such trades including information as the Administrative Agent may request, in the form of Exhibit J of the Repurchase Agreement. Each such Take-Out Commitment or Hedge shall have been pledged to the Administrative Agent; provided, however, that any Hedges may have been pledged previously or may be pledged in the future by the Sellers on a pari passu basis.

“HELOC” means a home equity line of credit.

“HUD” means the Department of Housing and Urban Development, or any successor thereto.

“Indemnified Amounts” is defined in Section 5.1.

“Indemnified Party” is defined in Section 5.1.

“Issuer” means La Fayette, Amsterdam, Barton, Park Avenue, Starbird and their respective successors and assigns.

“Invested Amount” means, at the time determined, with respect to all the Purchasers, the aggregate Purchase Price for all Purchases under the Repurchase Agreement, to the extent that the Purchased Mortgage Loans have not been repurchased and the Repurchase Price therefor has not been paid and with respect to a particular Purchaser, the aggregate Purchase Price for all Purchases made by such particular Purchaser under the Repurchase Agreement, to the extent that the Purchased Mortgage Loans have not been repurchased and the Repurchase Price therefor has not been paid.

“JPMorgan” means JPMorgan Chase Bank, as a Bank and as a Managing Agent.

“Jumbo Loan” means a Mortgage Loan (other than a Conforming Loan) that (1) is underwritten in a manner designed to be purchased by an Approved Take-Out Investor (other than Fannie Mae, Freddie Mac or Ginnie Mae), (2) matches all applicable requirements for purchase under the requirements of a Take-Out Commitment or Hedge issued for the purchase of such Mortgage Loan, and (3) differs from a Conforming Loan solely because the principal amount of such Mortgage Loan exceeds the limit set for Conforming Loans by Fannie Mae or Freddie Mac from time to time but shall not exceed $999,999; provided, however, that a Jumbo Loan having an original principal balance in excess of $999,999 but not more than $3,000,000 shall qualify as a Super Jumbo Loan. The term Jumbo Loan includes Super Jumbo Loans.

“La Fayette” means La Fayette Asset Securitization LLC, a Delaware limited liability company, together with its successors and assigns.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory, consensual or otherwise), or other security arrangement of any kind (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the uniform commercial code or comparable law of any jurisdiction in respect of any of the foregoing).

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“Loan to Value Ratio” means, with respect to any Mortgage Loan, the fraction, expressed as a percentage found by dividing the original principal balance of a Mortgage Loan by the value of the related mortgaged property, such value being measured by (i) the appraised value of such property at such time, if the Mortgage Loan is a refinance of any existing lien or (ii) the lower of the sales price of the related property at the time of origination of the Mortgage Loan or the appraised value of such property at such time, if the Mortgage Loan is a purchase money loan.

“Majority Banks” means, at any time, Banks, including Banks that have become party to the Repurchase Agreement pursuant to an Assignment and Acceptance, having an outstanding Invested Amount equal to more than 50% of the aggregate outstanding Invested Amount held by Banks or, if no Invested Amount is then outstanding from any Bank, Banks having more than 50% of the Bank Commitments.

“Managing Agent” means, (a) with respect to La Fayette, Calyon or any successor managing agent designated by such party; (b) with respect to Amsterdam, ABN AMRO or any successor managing agent designated by such party; (c) with respect to Park Avenue, JPMorgan or any successor managing agent designated by such party; (d) with respect to Barton, SG or any successor managing agent designated by such party; and (e) with respect to Starbird, BNP or any successor managing agent designated by such party.

“Margin Deficit” means, at any time, the amount by which the Invested Amount exceeds the lesser of (a) the Recognized Value of all Purchased Mortgage Assets which are Eligible Mortgage Assets and (b) if the Custodian holds no Purchased Mortgage Assets which are Eligible Mortgage Assets, zero.

“Margin Sufficiency” is defined in Section 3.4(a).

“Market Value” means at the time determined, for any Mortgage Loan (a) the market value of such Mortgage Loan determined by the Servicer based upon the then most recent posted net yield for 30-day mandatory future delivery furnished by Fannie Mae, Freddie Mac, Ginnie Mae or another entity deemed most appropriate by the Servicer and published and distributed by Telerate Mortgage Services, or, if such posted net yield is not available from Telerate Mortgage Services, such posted net yield obtained directly from Fannie Mae, Freddie Mac, Ginnie Mae or another entity deemed most appropriate by the Servicer, or (b) if an appropriate posted rate is not available, the value determined by the Servicer in good faith, using commercially reasonable efforts, which efforts shall include consulting with two or more entities that make a market in similar mortgage loans, to determine such Market Value. Notwithstanding the foregoing, within three (3) Business Days of the date upon which a Market Value determination is provided, the Administrative Agent or any Purchaser may dispute the Servicer’s determination of Market Value in writing to the Servicer and each of the Purchasers. Upon receipt of such a notice, the Servicer and the Purchasers shall make a good faith effort to resolve the discrepancy. If the discrepancy is not resolved within seven (7) days in a manner satisfactory to each of the Purchasers (an “Unresolved Dispute”), then the Administrative Agent shall obtain a different market valuation (an “Additional Determination”). At any time the Administrative Agent may, and upon an Unresolved Dispute, shall, obtain an Additional Determination. If the Administrative Agent shall have obtained an Additional Determination as of any determination date (which Additional Determination may be from the Administrative Agent or any Affiliate thereof) and the amount of the Additional Determination as of such

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determination date is more than 0.50% less than the amount of the aggregate Market Values determined by the Servicer on such determination date, then, the amount of the Additional Determination shall be used as the Market Value for purposes of clause (A)(2) and (A)(3) of the definition of “Recognized Value.” The Sellers shall be solely responsible for the costs incurred with respect to such Additional Determinations. The Administrative Agent shall notify the Servicer of the variance between the Servicer’s determination of the Market Value and the Additional Determinations and the source(s) used by the Administrative Agent to determine the Additional Determinations. Following such notice and prior to the next determination date, either (i) the Servicer and the Administrative Agent will determine a mutually acceptable, reasonable, alternative valuation for the Market Value of such Mortgage Loan or (ii) the Servicer shall use an amount equal to the Additional Determination as the Market Value of such Mortgage Loan for subsequent determination dates until clause (i) is satisfied in good faith.

“Maximum Facility Amount” means $1,500,000,000, as such amount may be reduced pursuant to Section 2.1(c) of the Repurchase Agreement.

“MERS” means Mortgage Electronic Registration Systems, Inc., a Delaware corporation.

“MERS Designated Mortgage Loan” means a Mortgage Loan registered to or by the related Seller on the MERS electronic mortgage registration system.

“Monthly Payment Status Report” is defined in Section 3.2(h).

“Mortgage” means a mortgage or deed of trust or other security instrument creating a Lien on real property, on a standard form as approved by Fannie Mae, Freddie Mac or Ginnie Mae or such other form as any of the Sellers determines is satisfactory for any Approved Take-Out Investor unless otherwise directed by the Administrative Agent and communicated to the Custodian.

“Mortgage Assets” means, collectively:

(a) any and all Mortgage Loans purchased by or transferred to the Purchasers pursuant to the Repurchase Agreement that the Custodian has been instructed to hold for the Administrative Agent for the benefit of the Purchasers pursuant to this Agreement;

(b) any and all instruments, documents and other property of every kind or description relating to the Mortgage Loans purchased by or transferred to the Purchasers pursuant to the Repurchase Agreement, of or in the name of any Seller, now or hereafter for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Custodian;

(c) any and all general intangibles and Mortgage Loan Collateral that relate in any way to the Mortgage Assets;

(d) any and all Take-Out Commitments and Hedges identified on Hedge Reports from time to time prepared by the Servicer on behalf of any of the Sellers;

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(e) any and all contract rights, chattel paper, certificated securities, uncertificated securities, financial assets, securities accounts or investment property which constitute proceeds of the Mortgage Assets;

(f) this Agreement, the Servicer Performance Guaranty and the Subordination Agreement, including all moneys due or to become due thereunder, claims of the Sellers arising out of or for breach or default thereunder, and the right of the Sellers to compel performance and otherwise exercise all remedies thereunder;

(g) any Advanced Funds; and

(h) any and all proceeds of any of the foregoing, including all Collections.

“Mortgage Loan” means a loan evidenced by a Mortgage Note and secured by a Mortgage, which Mortgage Loan has been acquired by the Purchasers from any of the Sellers by purchase pursuant to the Repurchase Agreement (it being understood that legal title thereof shall be retained by such Seller, or, in the case of a MERS Designated Mortgage Loan, MERS as nominee for such Seller, and its successors and assigns, in each case in trust for the Purchasers, solely for the purpose of servicing such Mortgage Loan).

“Mortgage Loan Collateral” means all Mortgage Notes and related Principal Mortgage Documents, Other Mortgage Documents, and other related collateral.

“Mortgage Note” means a promissory note, on a standard form approved by Fannie Mae, Freddie Mac or Ginnie Mae or such other form as the Sellers determine is satisfactory for any Approved Take-Out Investor unless otherwise directed by the Administrative Agent and communicated to the Custodian.

“Mortgage Origination Date” means, with respect to each Mortgage Loan, the date (transmitted by the Servicer to the Custodian) that is the later of (1) the date of the Mortgage Note or (2) the date such Mortgage Loan was funded and disbursed to or at the direction of the Obligor.

“Non-Conforming FICO Score Trigger Event” means, with respect to Non-Conforming Loans, that (A)(i) the Non-Conforming Pool Weighted Average FICO Score has been reported, in a Custodian Daily Report, as less than 675 but equal to or more than 650, (ii) a period of ten (10) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised Non-Conforming Pool Weighted Average FICO Score that is at least 675 or (B)(i) the Non-Conforming Pool Weighted Average FICO Score has been reported, in a Custodian Daily Report, as less than 650, (ii) a period of five (5) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised Non-Conforming Pool Weighted Average FICO Score that is at least 675.

“Non-Conforming Loan” means a Jumbo Loan, an Alt-A Loan, a Second-Lien Loan or an Uncovered Mortgage Loan.

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“Non-Conforming Loan-to-Value Ratio Trigger Event” means, with respect to Non-Conforming Loans, that (A)(i) the weighted average Loan-to-Value Ratio has been reported, in a Custodian Daily Report, as greater than 83% but equal to or less than 90%, (ii) a period of ten (10) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised weighted average Loan-to-Value Ratio that is equal to or less than 83% or (B)(i) the weighted average Loan-to-Value Ratio has been reported, in a Custodian Daily Report, as greater than 90%, (ii) a period of five (5) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised weighted average Loan-to-Value Ratio that is equal to or less than 83%.

“Non-Conforming Pool Weighted Average FICO Score” means the ratio of (a) the sum, for all Non-Conforming Loans, of the product for each Non-Conforming Loan of (i) its FICO Score and (ii) its original principal balance to (b) the sum of the original principal balances of all Non-Conforming Loans.

“Obligor” means (i) with respect to each Mortgage Note included in the Mortgage Assets, the obligor on such Mortgage Note and (ii) with respect to any other agreement included in the Mortgage Assets, any person from whom any of the Sellers is entitled to performance.

“Other Mortgage Documents” is defined in Section 3.2(c).

“Park Avenue” has the meaning ascribed to it in the Repurchase Agreement.

“Performance Guarantor” means AHMIC and its successors and assigns.

“Permitted Transferees” is defined in Section 3.4(c).

“Person” means any individual, corporation (including a business trust), limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority, or any other form of entity.

“Principal Mortgage Documents” is defined in Section 3.2(b).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” for any Purchase means an amount equal to the Recognized Value of the Mortgage Assets that are the subject of such Purchase.

“Purchase” means any transaction pursuant to which the Purchasers purchase Mortgage Assets from the Sellers.

“Purchase Report” means a request, in the form of Exhibit C to the Repurchase Agreement for a Purchase pursuant to Article II of the Repurchase Agreement and in the form of Exhibit D-9 to this Agreement.

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“Purchased Mortgage Assets” means any Mortgage Asset which has been purchased by any Purchaser pursuant to Section 2.1(a) of the Repurchase Agreement.

“Purchased Mortgage Loan” means a Mortgage Loan included in the Purchased Mortgage Assets.

“Purchasers” means, collectively, the Issuers and the Banks.

“Recognized Value” means

(A) with respect to each Eligible Mortgage Loan and at all times, an amount equal to the Applicable Purchase Rate for such Mortgage Loan times the least of:

(1) the lesser of the original principal amount of such Eligible Mortgage Loan or the acquisition price paid by the related Seller on the closing and funding of such Eligible Mortgage Loan;

(2) ratable amount determined by multiplying (a) the weighted average Market Value (expressed as a percentage of aggregate par) of all Mortgage Loans, owned by the Sellers, as reflected on the most recent Custodian Daily Report, (it being understood that the Servicer shall provide to the Custodian such Market Value as of the close of business on the last Business Day of the previous week, (or, while a Default or Event of Default is continuing, more frequently if so directed by the Administrative Agent) times (b) the original principal amount of such Eligible Mortgage Loan; and

(3) while a Default or Event of Default is continuing or upon the direction of any Managing Agent, the Market Value of such Eligible Mortgage Loan; and

(B) with respect to the Collection Account, the balance of collected funds therein that is not subject to any Lien in favor of any Person other than the Lien in favor of the Administrative Agent for the benefit of the Purchasers;

provided, however, that

(a) at any time, the portion of total Recognized Value that may be attributable to Jumbo Loans shall not exceed fifty percent (50%) of the Maximum Facility Amount;

(b) at any time, the portion of total Recognized Value that may be attributable to Super Jumbo Loans shall not exceed five percent (5%) of the Maximum Facility Amount, which percentage is a sublimit of the limitation set forth in clause (a), equal to 10% of the 50% set forth in clause (a) above;

(c) at any time, the portion of total Recognized Value that may be attributable to Alt-A Loans shall not exceed thirty-five percent (35%) of the Maximum Facility Amount;

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(d) at any time, the portion of total Recognized Value that may be attributable to Non-Conforming Loans shall not exceed fifty percent (50%) of the Maximum Facility Amount;

(e) at any time, the portion of total Recognized Value that may be attributable to Mortgage Loans with a Loan-to-Value Ratio greater than 95% shall not exceed five percent (5%) of the Maximum Facility Amount;

(f) at any time, the portion of total Recognized Value that may be attributable to Eligible Mortgage Loans (a) with a FICO Score less than or equal to 640 shall not exceed twenty-five percent (25%) of the Maximum Facility Amount and (b) with a FICO Score less than or equal to 620 shall not exceed five percent (5%) of the Maximum Facility Amount;

(g) at any time, the portion of total Recognized Value that may be attributable to Mortgage Loans for which the Mortgage Notes have been withdrawn for correction pursuant to Section 3.5 of this Agreement shall not exceed 2.5% of the Maximum Facility Amount;

(h) [Reserved]

(i) at any time, the portion of total Recognized Value that may be attributable to Mortgage Loans that have been Eligible Mortgage Loans owned by the Sellers for more than 90 days shall be zero provided, that this clause (i) shall not apply to 5% of the total Recognized Value that may be attributable to Mortgage Loans that have been Eligible Mortgage Loans owned by the Purchasers for more than 90 days but less than 180 days;

(j) a Mortgage Loan that ceases to be an Eligible Mortgage Loan shall have a Recognized Value of zero;

(k) at any time, (A) except the first five and last five Business Days of any month, the portion of total Recognized Value that may be attributable to Wet Loans shall not exceed thirty percent (30%) of the Maximum Facility Amount, and (B) during the first five and last five Business Days of any month, the portion of total Recognized Value that may be attributable to Wet Loans shall not exceed fifty percent (50%) of the Maximum Facility Amount; (it being understood that on any day the Recognized Value of a Wet Loan with respect to which the related Principal Mortgage Documents have not been delivered to the Custodian within nine (9) Business Days after the date of origination of the Wet Loan shall be zero until such Principal Mortgage Documents have been delivered);

(l) at any time, a Mortgage Loan with respect to which the related Obligor is sixty (60) days or more in payment default, shall have a Recognized Value of zero;

(m) at any time, the portion of Recognized Value that may be attributable to Second-Lien Loans shall not exceed fifteen percent (15%) of the Maximum Facility Amount;

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(n) at any time, the portion of Recognized Value that may be attributable to Uncovered Mortgage Loans shall not exceed fifteen percent (15%) of the Maximum Facility Amount; provided that any Uncovered Mortgage Loan shall have a Recognized Value of zero if it is not a Second-Lien Loan or HELOC; provided, further, that any Mortgage Loan that is not subject to significant interest rate volatility and is approved by the Managing Agents may be included in the portion of total Recognized Value that may be attributable to Uncovered Mortgage Loans; and

(o) at any time, the portion of Recognized Value that may be attributable to Mortgage Loans with maximum terms to maturity in excess of thirty years but not greater than forty years shall not exceed ten percent (10%) of the Maximum Facility Amount.

“Repurchase Agreement” means the Repurchase Agreement, dated as of the date of this Agreement, by and among the Administrative Agent, the Sellers, Issuers, Banks and Managing Agents parties thereto, as the same may be amended, modified or restated from time to time.

“Repurchase Obligations” means any and all present and future indebtedness, obligations, and liabilities of the Sellers to any of the Purchasers, the Custodian, each Managing Agent, each Affected Party, each Indemnified Party and the Administrative Agent, including all Repurchase Prices and all renewals, rearrangements and extensions thereof, or any part thereof, arising pursuant to the Repurchase Agreement or any other Transaction Document, and all Price Differential and fees accrued thereon, and attorneys’ fees and other costs incurred in the drafting, negotiation, enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several.

“Repurchase Price” has the meaning given it in the Repurchase Agreement.

“Reserve Account Control Agreement” means the Second Amended and Restated Reserve Account Control Agreement, dated as of even date herewith, between the Sellers, the Servicer, the Administrative Agent and Deutsche Bank Trust Company Americas, substantially in the form attached to the Repurchase Agreement as Exhibit K, as amended, modified, supplemented or replaced from time to time.

“Responsible Officer” shall mean when used with respect to the Custodian any officer within the Corporate Trust Office including any Vice President, Managing Director, Director, Assistant Vice President, Associate or any other officer of the Custodian customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Second-Lien Loan” means a Mortgage Loan that is secured by particular property with respect to which at least one other higher-priority Mortgage Loan exists secured by the same property.

“Security Instruments” means (a) this Agreement, (b) the Collection Account Control Agreement, (c) the Reserve Account Control Agreement (d) Disbursement Account Control Agreement, and (e) such other executed documents as are or may be necessary to grant to the Administrative Agent an ownership interest in and to the Mortgage Assets and any and all other agreements or

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instruments now or hereafter executed and delivered by or on behalf of the Sellers in connection with, or as security for the payment or performance of, all or any of the Repurchase Obligations, as amended, modified or supplemented.

“Sellers” has the meaning specified in the preamble of this Agreement.

“Servicer” means at any time the Person then authorized pursuant to Section 11.1 of the Repurchase Agreement to administer and collect Mortgage Loans on behalf of the Purchasers. The initial Servicer shall be American Home Mortgage Servicing, Inc.

“Shipping Request” means the shipping request presented by the Sellers or the Servicer to the Custodian substantially in the form attached as Exhibits D-5A (as amended, modified or supplemented from time to time as agreed to by the Administrative Agent, the Managing Agents the Sellers and the Custodian).

“Subordination Agreement” means the Second Amended and Restated Subordination Agreement, dated as of the date hereof, substantially in the form attached as Exhibit B to the Repurchase Agreement, executed by the Performance Guarantor and certain of their respective Affiliates, if applicable, in favor of the Sellers and the Administrative Agent for the benefit of the Purchasers.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person, or one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Super Jumbo Loan” means a Jumbo Loan having an original principal balance in excess of $999,999 but not more than $3,000,000.

“Take-Out Commitment” means a current, valid, binding, enforceable, written commitment, issued by an Approved Take-Out Investor to purchase mortgage loans from one of the Sellers from time to time at a specified price (or a specified spread to an agreed-upon index) which commitment is not subject to any term or condition (i) that is not customary in commitments of like nature or (ii) that, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof, in which a perfected and first-priority security interest has been granted to the Administrative Agent.

“Take-Out Commitment Documents” means (1) with respect to any Mortgage Loan, with respect to which there is no loan-specific Take-Out Commitment, an executed original assignment of trade as described in the definition of “Take-Out Commitment”; and (2) with respect to any Mortgage Loan, with respect to which there is a loan-specific Take-Out Commitment, copies of all Take-Out Commitments.

“Take-Out Commitment Master Agreement” means with respect to which there is a loan-specific Take-Out Commitment, the master flow sale agreement, investor bulk sales agreement, or similar agreement setting forth the basic terms of sales to the related Approved Take-Out Investor.

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“Termination Date” means the earliest to occur of (a) November 20, 2007, unless such date shall be extended pursuant to Section 2.1(b) of the Repurchase Agreement, then the date specified in such Extension Request, (b) the date on which the Maximum Facility Amount is terminated by the Sellers pursuant to Section 2.1(d) of the Repurchase Agreement, and (c) the date, on or after the occurrence of an Event of Default, determined pursuant to Section 8.2 of the Repurchase Agreement.

“Transaction Document” means any of the Repurchase Agreement, this Agreement, the Security Instruments, the Repurchase Agreement, the Second Amended and Restated Administrative Agent Fee Letter (as defined in the Repurchase Agreement), the Amended and Restated Managing Agents Fee Letter (as defined in the Repurchase Agreement) the Subordination Agreement, the Servicer Performance Guaranty and any and all other agreements or instruments now or hereafter executed and delivered by or on behalf of the Sellers in connection with, or as security for the payment or performance of any or all of the Repurchase Obligations, as any of such documents may be renewed, amended, restated or supplemented from time to time.

“Transfer Request” is defined in Section 3.4(a).

“Trust Receipt and Security Agreement Letter” is defined in Section 3.5.

“UCC” means the Uniform Commercial Code as adopted in the applicable state, as the same may hereafter be amended.

“Uncovered Mortgage Loan” means a Mortgage Loan that is not covered by a Hedge or a loan specific Take-Out Commitment.

“Underwriting Guidelines” means, with respect to each Seller, the Seller’s Underwriting Guidelines, a copy of which has been provided to the Administrative Agent.

“VA” means the Department of Veterans Affairs, or any successor thereto.

“VA Loan” means a Mortgage Loan, the payment of which is partially or completely guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code or with respect to which there is a current binding and enforceable commitment for such a guaranty issued by the VA.

“Wet Loans” means the Mortgage Loans purchased pursuant to an Assignment in which the Sellers shall sell to the Administrative Agent for the benefit of the Purchasers, from the Purchase Date of each Wet Purchase, the Mortgage Loans identified in Schedule II to said Assignment.

“Wet Purchase” is defined in Section 3.7.

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